Exhibit 99.1


                            EXPLANATION OF FOOTNOTES
                            ------------------------


(1) The options and restricted stock awards being reported on this Form 4 were granted pursuant to SEACOR SMIT Inc.'s 1996 Share Incentive Plan.

(2) 75 of the options will vest on January 15, 2004; 75 of the options will vest on January 15, 2005; 75 of the options will vest on January 15, 2006; 75 of the options will vest on January 15, 2007; and 75 of the options will vest on January 15, 2008.